UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2011 (September 14, 2011)

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ		07054
(Address of Principal Executive Offices)		(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 and incorporated by reference herein is an excerpt of certain information that Avis Budget Group, Inc. (the “Company”) intends to make available to certain prospective investors in connection with the financing of the Company’s planned acquisition of Avis Europe plc (“Avis Europe”). In addition to other matters, such information also includes the following disclosure:

New and/or Increased Financing Arrangements

In connection with the Avis Europe Acquisition:

•

In June 2011, Avis Budget Group entered into a Senior Unsecured Interim Loan Agreement and AE Consolidation Limited entered into a Senior Secured Interim Loan Agreement (together, the “Interim Loan Agreements”). The Senior Secured Interim Loan Agreement provides for a commitment of up to €694 million and initially bears interest at EURIBOR, which shall not be less than 1.50%, plus a margin of 700 basis points, for a rate of 8.50%. The Senior Unsecured Interim Loan Agreement provides for a commitment of up to $400 million and initially bears interest at an interest rate of, at our election, either the Eurodollar rate, which shall not be less than 1.50%, plus a margin of 900 basis points, or the alternate base rate plus a margin of 800 basis points. The availability of the loans under the Interim Loan Agreements is subject to, and contingent upon, the completion of the Avis Europe Acquisition and may be used to fund the Avis Europe Acquisition, refinance existing indebtedness of Avis Europe or to pay related acquisition costs. We expect to replace the Interim Loan Agreements with a new senior secured interim loan agreement (the “New Interim Loan Agreement”) to be entered into by ABCR, which is expected to provide for a commitment of $1 billion on terms that are similar to the Senior Credit Agreement (as defined below) with no financial covenants and with a second priority lien on the collateral securing the Senior Credit Agreement. We expect that the proceeds of $250 million of senior notes, plus the planned, but not yet completed, borrowing of approximately $420 million pursuant to new term loans, as more fully described below, will be sufficient to replace the need for borrowing under the Interim Loan Agreements or the New Interim Loan Agreement and, as such, do not expect to borrow under the Interim Loan Agreements or the New Interim Loan Agreement.

•

On September 8, 2011, we entered into an incremental facilities agreement (the “Incremental Facilities Agreement”), which provides for amendments to our Amended and Restated Credit Agreement dated as of May 3, 2011 with JPMorgan as administrative agent and the other lenders parties thereto (as amended, the “Senior Credit Agreement”) to expand the available capacity under our revolving credit facility to $1.4 billion and to make available to us a $20 million tranche A incremental loan (the “Term Loan A”), which will mature on the maturity date of our revolving credit facility. The availability of the incremental revolver and Term Loan A is subject to, and contingent upon, the consummation of the Avis Europe Acquisition and the Term Loan A borrowings may be used solely in connection with the Avis Europe Acquisition. We expect to enter into an additional incremental facilities agreement, which is expected to provide for amendments to our Senior Credit Agreement to make available a $420 million tranche B incremental loan (the “Term Loan B”, and together with the Term Loan A, the “Term Loans”).

•

We also expect (a) to assume Avis Europe’s existing vehicle finance leases of approximately $440 million as of June 30, 2011 (the “Vehicle Finance Leases”) and approximately $50 million as of June 30, 2011 of existing Avis Europe corporate indebtedness (together with the Vehicle Finance Leases, the “Assumed Debt”), (b) to enter into a financing arrangement secured by certain of Avis Europe’s vehicle assets prior to the consummation of the Avis Europe Acquisition and (c) to borrow an additional $140 million under certain of our existing fleet debt financing arrangements (the “Incremental Fleet Borrowings”). We intend to explore potential securitization financings for the Avis Europe fleet to optimize our cost of capital.

The Interim Loan Agreements, the Incremental Facilities Agreement, the Assumed Debt, the Incremental Fleet Borrowings and the repayment of certain existing Avis Europe indebtedness are collectively referred to herein as the “other related financing transactions.” For additional details on the Avis Europe Acquisition, the Interim Loan Agreements and the Incremental Facilities Agreement, including the Term Loan A, see Avis Budget Group’s Current Reports on Form 8-K filed with the SEC on June 17, 2011 and September 12, 2011.

Potential Acquisition of Dollar Thrifty

In September 2010, we announced an offer to purchase Dollar Thrifty for a combination of $45.79 in cash (which would include the proceeds of a pre-closing special dividend to be paid by Dollar Thrifty) and 0.6543 shares of our common stock per Dollar Thrifty share, or approximately $1.5 billion in aggregate (based on the price of our common stock at the close of trading on the New York Stock Exchange on October 6, 2010). We and Dollar Thrifty agreed to cooperate with respect to our efforts to pursue antitrust clearance. Since our September 2010 offer, Hertz Global Holdings, Inc. (“Hertz”) launched an exchange offer to purchase Dollar Thrifty for a combination of cash and stock for $72.00 per share (based on Hertz’s closing stock price on May 6, 2011), consisting of $57.60 in cash and 0.8546 shares of Hertz. On August 21, 2011, Dollar Thrifty sent a letter to us and Hertz advising us of its intent to solicit best and final definitive proposals regarding a potential business combination with Dollar Thrifty. On September 7, 2011, Dollar Thrifty distributed a letter to us and Hertz specifying the timing and procedures for submitting final written offers for an acquisition of Dollar Thrifty by October 10, 2011. We have made significant progress toward obtaining U.S. regulatory clearance for the acquisition of DTG, and we believe that such regulatory clearance could be obtained. Nonetheless, we have decided not to pursue a transaction at this time in light of current market conditions.

* * *

The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

As used herein and in Exhibit 99.1, capitalized terms have the meanings set forth herein and in Exhibit 99.1, and the defined terms “Avis Budget Group” shall mean Avis Budget Group, Inc., “ABCR” shall mean Avis Budget Car Rental, LLC, a subsidiary of Avis Budget Group, Inc., “AE Consolidation” shall mean AE Consolidation Limited, a subsidiary of Avis Budget Car Rental, LLC, “Avis Europe Acquisition” shall mean ABCR’s proposed acquisition of Avis Europe plc, and “Dollar Thrifty” and “DTG” shall mean Dollar Thrifty Automotive Group, Inc.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results, including all statements related to future results, future fleet costs, our agreement to acquire Avis Europe and the financing thereof, our intentions related to a potential acquisition of Dollar Thrifty, and cost-saving initiatives are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this Current Report on Form 8-K include, but are not limited to, our ability to consummate the acquisition of Avis Europe and the ability and timing to obtain regulatory approvals and financing (and any conditions thereto), the Company’s ability to promptly and effectively integrate the businesses of Avis Europe and Avis Budget, any other potential acquisitions, a weaker-than-anticipated economic environment, the high level of competition in the vehicle rental industry, greater-than-expected costs for new vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers of our cars, lower-than-anticipated airline passenger traffic, an occurrence or threat of terrorism, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our operations, including the funding of our vehicle fleet via the asset-backed securities market and the financial condition of financial-guaranty firms that have insured a portion of our outstanding vehicle-backed debt, higher-than-expected fuel costs, fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, the Company’s ability to meet or amend financial covenants associated with its borrowings, litigation, and the Company’s ability to accurately estimate its future results and implement its strategy for cost savings and growth. Other unknown or unpredictable factors also could have material adverse effects on Avis Budget Group’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report on Form 8-K may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report on Form 8-K. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2010, included under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Pro forma information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ David B. Wyshner
Name:	David B. Wyshner
Title:	Executive Vice President and Chief Financial Officer

Date: September 14, 2011

AVIS BUDGET GROUP, INC.

CURRENT REPORT ON FORM 8-K

Report Dated September 14, 2011 (September 14, 2011)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Pro forma information